UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

October 10, 2023

CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campbell Place Camden, New Jersey	08103-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2023, Campbell Soup Company (the “Company”) entered into a Delayed Draw Term Loan Credit Agreement (the “Credit Agreement”) with the various lenders named therein and Bank of America, N.A., as administrative agent for the lenders. Subject to the terms and conditions set forth in the Credit Agreement, the lenders have provided the Company with an unsecured delayed draw term loan facility in an aggregate principal amount of up to $2 billion, which shall have a maturity date of October 8, 2024. Loans under the Credit Agreement will bear interest at the rates specified in the Credit Agreement, which vary based on the type of loan and certain other conditions. The Credit Agreement contains customary mandatory prepayments and commitment reductions, representations and warranties, affirmative and negative covenants, including a financial covenant with respect to a minimum consolidated interest coverage ratio of consolidated adjusted EBITDA to consolidated interest expense of not less than 3.25:1.00, and events of default for credit facilities of this type. The Company will pay a ticking fee on unused term loan commitments at a rate of 0.10% commencing with the effective date of the Credit Agreement. Additionally, the Company will pay a funding fee equal to 0.20% of the aggregate principal amount of term loans funded under the Credit Agreement to the extent remaining outstanding on the date that is ninety (90) days after the initial borrowing date.

The proceeds of the loans under the Credit Agreement can only be used in connection with the acquisition by the Company of Sovos Brands, Inc., which was previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2023, and to pay fees and expenses incurred in connection with the foregoing.

The Company and its subsidiaries have relationships with some of the lenders where they provide commercial banking, investment banking, underwriting, trust and other financial advisory services for which they have received (or will receive) customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, which is attached as Exhibit 10 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10	Delayed Draw Term Loan Credit Agreement, dated October 10, 2023, by and among Campbell Soup Company, Bank of America, N.A., as administrative agent and the lenders party thereto.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

Date: October 11, 2023	By:	/s/ Carrie L. Anderson
Carrie L. Anderson
Executive Vice President and Chief Financial Officer